                      INCENTIVE FEE SUBORDINATION AGREEMENT

         THIS INCENTIVE FEE SUBORDINATION  AGREEMENT (this  "Agreement"),  dated
July 21,  2005,  is entered into by and among the United  States Small  Business
Administration (the "SBA"), MorAmerica Capital Corporation,  an Iowa corporation
("MorAmerica"),   and  InvestAmerica   Investment  Advisors,  Inc.,  a  Delaware
corporation  ("InvestAmerica;"  with InvestAmerica and MorAmerica together,  the
"Companies").

         WHEREAS,  the  Companies  have  entered  into  an  Investment  Advisory
Agreement dated July 20, 2005 (the "Advisory Agreement");

         WHEREAS,  under the Advisory Agreement,  MorAmerica is obligated to pay
InvestAmerica an incentive fee based upon the disposition of MorAmerica's assets in certain cases, as more  particularly set forth in Section 5.2 of the Advisory
Agreement  (the  "Fees"),  and  pursuant to Section  5.2(c)(ii)  of the Advisory
Agreement,  in the event the  payment of the Fees  causes  MorAmerica's  Private
Capital (as defined in the Advisory  Agreement) to be 25% or more impaired,  the portion of the Fees causing the impairment  must be escrowed until  MorAmerica's
Private  Capital is no longer  impaired (the "Escrowed  Fees;" with the Escrowed
Fee and all of the Fees together, the "Incentive Fee");

         WHEREAS, any Escrowed Fees are subject to that Escrow Agreement of even date herewith in the form attached  hereto as Exhibit A between the Escrow Agent
(as defined therein) and the Companies (the "Escrow Agreement");

         WHEREAS, SBA, MorAmerica and certain other SBA licensees are parties to that SBA Agreement  dated December 23, 2004 (the "SBA  Agreement"),  pursuant to which  MorAmerica is obligated to reimburse SBA, jointly and severally with such other  SBA  licensees,  for  certain  of SBA's  Losses  (as  defined  in the SBA
Agreement), up to a maximum amount of $7,500,000 (the "Contingent Liability");

         WHEREAS,  MorAmerica  presently  is  indebted  to the SBA  for  certain debentures  maturing  in  years  2007  and  2009-2012  (the  "Debentures"),  the principal value of all such debentures being  $24,790,000,  plus any interest or fees associated  therewith  either now or in the future (the  "Debenture  Debt;"
with the  Debenture  Debt and the  Contingent  Liability,  as well as any  other amounts which may become due to SBA hereafter, together, the "SBA Obligations");
and

         WHEREAS, SBA has required the Companies to enter into this Agreement as a condition to SBA's approval of the Advisory Agreement.

         NOW, THEREFORE,  for good and valuable  consideration,  the receipt and sufficiency  of  which is  hereby  acknowledged,  the  parties  hereto  agree as follows:

         1. Subordination. The Companies hereby acknowledge and agree that

                  (i)   MorAmerica's   payment   of   the   Incentive   Fee   to
         InvestAmerica, whether subject to the Escrow Agreement or not, and

                  (ii) InvestAmerica's receipt of the Incentive Fee, but not its right to earn or accrue  the right to be paid,  whether  subject to the
         Escrow Agreement or not,

shall,  during  the  term  of this  Agreement,  be  subordinate  and  junior  to
MorAmerica's payment of the SBA Obligations.  Until this Agreement is terminated and subject to the terms of this Agreement, the Companies hereby unconditionally subordinate all payments and receipts, as applicable,  whether or not subject to the Escrow  Agreement,  of the Incentive  Fees to the payment in full of the SBA
Obligations.

         2. SBA's Rights in SBA Obligations.  At all times, SBA shall retain any rights it may have  respecting the SBA  Obligations,  and the terms hereof shall not otherwise affect or modify SBA's rights respecting the SBA Obligations.

         3.  Escrow  Agreement.  If  pursuant  to  the  Advisory  Agreement  any
Incentive Fees are required to be escrowed, such funds will be promptly escrowed pursuant  to an  escrow  agreement  substantially  in the  form  of  the  Escrow
Agreement.  SBA may request  disbursement  of escrowed  moneys  under the Escrow
Agreement  only if  MorAmerica  fails to pay the  Debenture  Debt at the time it becomes due and payable or if MorAmerica fails to fund the escrow as required by the first sentence of this paragraph 3.

         3. Termination.  This Agreement shall continue in full force and effect until the  earlier of (a) the SBA  Obligations  shall have been paid in full and satisfied by  MorAmerica,  or (ii) SBA permits the Debentures to be rolled over, refinanced  or replaced,  or (iii) SBA permits  MorAmerica to apply for, draw or reserve  additional  or new  leverage.  Upon  such  termination,  SBA  agrees to cooperate with the Companies to release to InvestAmerica all funds being held in escrow under the Escrow Agreement and to provide appropriate notification to the escrow agent.

         4. Scope of the  Subordination.  The  provisions of this  Agreement are intended  solely  to  restrict  MorAmerica's  payment  of any  Incentive  Fee to
InvestAmerica  until such time as the SBA  Obligations  are paid in full or this
Agreement  is  terminated.  Nothing  in this  Agreement  shall:  (i)  impair the
Companies' other rights or obligations under the Advisory Agreement or any other agreement to which any of them may be a party;  (ii) obligate  InvestAmerica  to pay or  otherwise  be  liable  for any  debt  or  liability,  including  the SBA
Obligations,  of MorAmerica;  (iii) restrict  InvestAmerica's  right to earn and accrue the right to receive and to have paid into escrow all Incentive Fees.

         5. Notices.  Until  changed by written  notice from one party hereto to the others,  all  communications  under this  Agreement  shall be in writing and addressed to the parties as follows:

         To SBA:                 Associate Administrator for Investment
                                 UNITED STATES SMALL BUSINESS ADMINISTRATION
                                 409 3rd St., SW, 6th Floor
                                 Washington, DC 20416

         To MorAmerica:

                                 MorAmerica Capital Corporation
                                 101 Second Street S.E., Suite 800
                                 Cedar Rapids IA 52401
                                 Attention:  President

         With a copy to:

                                 David E. Gardels, Esq.
                                 Blackwell Sanders Peper Martin LLP
                                 1620 Dodge Street, Suite 2100
                                 Omaha, Nebraska 68102

         To InvestAmerica:

                                 Invest America Investment Advisors, Inc.
                                 101 Second Street S.E., Suite 800
                                 Cedar Rapids IA 52401
                                 Fax (319) 363-9683
                                 Attention:  President

         6.  Representations.  Each party hereto  represents and warrants to the other parties that (a) the execution, delivery and performance of this Agreement are within its corporate or equivalent powers, have been duly authorized and are not in convention or law or of the terms of its charter documents or of any law, order, judgment,  decree,  contract or undertaking to which its is a party or by which it or any of its  properties is bound or affected;  and (b) this Agreement constitutes the legal, valid and binding  obligation of it, enforceable  against it in accordance with its terms.

         7. Governing Law. This Agreement  shall be construed in accordance with the laws of the  State of Iowa,  without  giving  effect  to the  choice  of law principles of such State.

         8.  Counterparts.  This  Agreement  may be  executed  in any  number of counterparts,  all of which when taken together shall constitute one in the same instrument  and any of the parties  hereto may execute this Agreement by signing any such counterpart.

         9. Amendments;  Successors and Assigns.  No provision of this Agreement may be modified or waived  except by an  instrument  or  instruments  in writing signed by the parties  hereto.  This Agreement shall bind the parties hereto and their respective  successors and assigns,  and shall inure to the benefit of all of their respective successors and assigns.

                           [Signature page to follow.]

         IN WITNESS  WHEREOF,  the parties  have  hereunto  duly  executed  this
Agreement as of the year and date first above written.

MORAMERICA CAPITAL CORPORATION           INVESTAMERICA INVESTMENT ADVISORS, INC.

By:  /s/ Robert A. Comey                  By:  /s/ David R. Schroder
   --------------------------------------    -----------------------------------
Robert A. Comey, Executive Vice President    David R. Schroder, President

Consented to and accepted by:
UNITED STATES SMALL BUSINESS ADMINISTRATION

By: /s/ Michael Donadieu
   --------------------------------------
Michael Donadieu, Chief Area II

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This  Escrow  Agreement  ("Agreement")  is made as of this __ of day of
___,  ____,  by and  among  U.S.  Bank,  N.A.  ("Escrow  Agent"),  INVESTAMERICA
INVESTMENT  ADVISORS,  INC., an Iowa  corporation (the "Advisor") and MORAMERICA
CAPITAL  CORPORATION,  an Iowa  corporation  (the  "Fund").  Terms not otherwise defined herein shall have the meanings set forth in the "Advisory Agreement" (as defined below).

                                    RECITALS

         WHEREAS,  the  Fund  and  the  Advisor  are  parties  to  that  certain
Investment Advisory Agreement (the "Advisory  Agreement"),  dated as of July 21,
2005,  which  Agreement  provides  for the  Advisor to render  certain  advisory services to the Fund on the terms set forth  therein (an executed  copy of which
Advisory Agreement is attached hereto as Annex A); and

         WHEREAS, Section 5.2 of the Advisory Agreement provides for the payment to the Advisor by the Fund of incentive fees (the "Fees"); and

         WHEREAS,  Section  5.2(c)(ii) of the Advisory  Agreement provides for a portion of the Fees to be deposited in escrow under certain circumstances; and

         WHEREAS, as a condition to approval by the United States Small Business
Administration (the "SBA") of the Advisory Agreement, the SBA has required that:
(i) the Fund, the Advisor and the SBA enter into an Incentive Fee  Subordination
Agreement dated July 21, 2005 (the "Subordination Agreement"), (ii) the Fees are
subordinated to the SBA until the Subordination Agreement is terminated pursuant to its terms (with such Fees so subordinated,  the "Subordinated  Fees"),  (iii)
the Fund and the Advisor grant the SBA the right to demand hereunder  payment of
Subordinated  Fees to the SBA from the Escrow  Fund  (defined  below),  and (iv)
until the  Subordination  Agreement  is  terminated  pursuant  to its terms,  no payment  of the  Subordinated  Fees be made by the Escrow  Agent to the  Advisor until the SBA approves such payment as provided in Section 2.

         WHEREAS,  the  parties  hereto  desire to set forth  further  terms and conditions,  consistent with the Advisory Agreement,  relating to the deposit of any Fees, and operation of the escrow thereafter.

                                      TERMS

         NOW, THEREFORE, the parties hereto agree as follows:

     1.   Escrow  Fund.  At  such  times  as are  required  under  the  Advisory
Agreement,  the Fund shall  deposit with the Escrow Agent any Fees earned by the
Advisor  and  required to be  deposited  into the Escrow Fund under the terms of
Section  5.2(c)(ii) of the Advisory  Agreement,  such deposit to constitute  the
"Escrow Fund" and to be governed by the terms set forth herein. The Escrow Agent shall hold and disburse the Escrow Fund pursuant to the terms of this

Agreement. The Escrow Agent shall hold and safeguard the Escrow Fund until the
Escrow Fund is disbursed as provided herein and shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of the Fund and shall hold and dispose of the Escrow Fund only in accordance with the terms of the Advisory Agreement and the terms hereof.
Notwithstanding Escrow Agent's disbursement to either the SBA or the Advisor of any Escrow Funds, this Agreement shall remain in effect until either the Escrow
Agent resigns its duties hereunder pursuant to Section 4(h), or the Advisory
Agreement is terminated (with the date of either such events, the "Termination
Date").

     2.   Claims upon Escrow  Fund.  Escrow  Agent  shall only be  obligated  to disburse amounts from the Escrow Fund upon receipt of the certificates  provided in this Section 2.

               (a) During the term of the  Subordination  Agreement,  the Escrow
Agent  shall only be  obligated  to  disburse  amounts  from the Escrow  Fund as provided in this Section 2(a).  Such  disbursements  shall either be made to the
Advisor or to the SBA.

                    (i) The Escrow Agent shall disburse  amounts from the Escrow
     Fund to the  Advisor  when the Escrow  Agent  receives  from the  Advisor a certificate in the form attached hereto as Annex B (the "Advisor's  Release
     Certificate")  which  contains:  (y) a  signature  on behalf of the Fund by either  the  President  or Chief  Financial  Officer  of the Fund  (each an
     "Authorized  Officer")  indicating  that  under the  terms of the  Advisory
     Agreement,  such  Escrow  Funds may be  disbursed  to the  Advisor  because either:  (A) such  Escrow  Funds are no  longer  restricted  under  Section
     5.2(c)(ii)  of the Advisory  Agreement,  or (B) the Advisory  Agreement has
     been  terminated,  and (z) a signature on behalf of the SBA indicating that the SBA approves such disbursement of Escrow Funds to the Advisor.

                    (ii) The Escrow Agent shall disburse amounts from the Escrow
     Fund to the SBA when the Escrow Agent  receives from the Fund a certificate in the form  attached  hereto  as Annex C (the "SBA  Release  Certificate")
     which  contains:  (x) a  signature  on behalf of the Fund by an  Authorized
     Officer  indicating  that under the terms of the  Subordination  Agreement, such Escrow Funds may be disbursed to the SBA, (y) a signature on behalf of the  Advisor by either  the  President  or Vice  President  of the  Advisor indicating the Advisor's  acknowledgment  the such disbursement is required by the SBA  under  the  terms  of the  Subordination  Agreement,  and (z) a signature on behalf of the SBA  indicating  that the SBA has required  such disbursement  of  Escrow  Funds to the SBA  pursuant  to the  Subordination
     Agreement.

               (b) After the  termination of the  Subordination  Agreement,  the
Escrow Agent shall only be obligated to disburse amounts from the Escrow Fund as provided in this Section 2(b). The Escrow Agent shall disburse  amounts from the
Escrow Fund to the Advisor  when the Escrow  Agent  receives  from the Advisor a certificate in the form attached  hereto as Annex D (the "Release  Certificate")
which  contains  a  signature  on  behalf of the Fund by an  Authorized  Officer indicating that under the terms of the Advisory Agreement, such Escrow Funds may be  disbursed  to the  Advisor  because  the  Subordination  Agreement  has been terminated  and either:

                                      -2-

(i) such Escrow Funds are no longer  restricted under Section  5.2(c)(ii) of the
Advisory Agreement, or (ii) the Advisory Agreement has been terminated.

     3.   Resolution of Conflicts; Arbitration.

          (a) In case the Fund or the  Advisor  shall  object in  writing to any claim or claims made by the other party in any  Advisor's  Release  Certificate,
SBA   Release   Certificate   or   Release   Certificate   (collectively,    the
"Certificates"),  the  parties  shall  attempt  in good  faith to agree upon the rights of the  respective  parties with  respect to each of such claims.  If the parties  should so agree,  a memorandum  setting forth such  agreement  shall be prepared and signed by both parties and shall be furnished to the Escrow  Agent.
The Escrow Agent shall be entitled to rely on any such  memorandum  and disburse amounts from the Escrow Fund in accordance with the terms thereof.

          (b) If no such agreement can be reached after good faith  negotiation, or in any event,  if no such  agreement has been reached within thirty (30) days after the delivery of the Certificate to the Escrow Agent,  then either the Fund or the Advisor may demand  binding  arbitration  of the dispute  conducted  by a panel of  three  (3)  arbitrators  constituted  as  follows:  (i) an  arbitrator selected by Fund; (ii) an arbitrator selected by the Advisor,  and (iii) a third arbitrator  selected  by  the  agreement  of  the  other  two  arbitrators.  The
Arbitration  shall  be  governed  by the  Commercial  Arbitration  Rules  of the
American Arbitration  Association.  The award of the arbitrators shall be final.
Judgment upon any award rendered by the  arbitrators may be entered in any court having competent jurisdiction.  Any such arbitration shall be held in the county of Linn, Iowa.

     4.   Escrow Agent's Duties.

          (a) The Escrow Agent shall be obligated  only for the  performance  of such  duties  as are  specifically  set  forth  herein,  and as set forth in any additional written escrow  instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an Authorized Officer of Fund and the Advisor and are  acceptable to the Escrow  Agent,  and may rely and shall be protected  in relying or  refraining  from acting on any  instrument  reasonably believed to be genuine and to have been signed or  presented by the proper party or  parties.  The Escrow  Agent  shall not be liable for any act done or omitted hereunder  as Escrow  Agent  while  acting in good faith and in the  exercise of reasonable judgment,  and any act done or omitted pursuant to the written advice of counsel reasonably  selected by the Escrow Agent shall be conclusive evidence of such good  faith.  The  Escrow  Agent  shall not be  liable  for  incidental, consequential or punitive damages.

          (b) The Escrow Agent is hereby expressly authorized to comply with and obey  orders  of any  court  of law or  governmental  or  regulatory  authority, notwithstanding any notices,  warnings or other communications from any party or any other  person to the  contrary.  In case the Escrow  Agent obeys or complies with any such order,  the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance,  notwithstanding any such order being subsequently reversed,  modified,  annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

                                      -3-

          (c) The Escrow  Agent shall not be liable in any respect on account of the  identity,  authority or rights of the parties  executing or  delivering  or purporting  to execute or deliver  this  Agreement  or any  documents  or papers deposited or called for hereunder.

          (d) The Escrow  Agent  shall not be liable for the  expiration  of any rights under any statute of  limitations  with respect to this  Agreement or any documents deposited with the Escrow Agent.

          (e) In performing  any duties under this  Agreement,  the Escrow Agent shall not be liable to any party for damages,  losses,  or expenses,  except for gross  negligence or willful  misconduct  on the part of the Escrow  Agent.  The
Escrow  Agent shall not incur any such  liability  for (i) any act or failure to act made or  omitted  in good  faith,  or (ii) any  action  taken or  omitted in reliance  upon any  instrument,  including  any written  statement  or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud,  impersonations or determining the scope of any representative authority.
In addition,  the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's  duties under this Agreement and shall be fully  protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel  reasonably  selected by the Escrow agent. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (f) If any  controversy  arises between the parties to this Agreement, or with any other party,  concerning the subject matter of this  Agreement,  its terms or  conditions,  the Escrow  Agent will not be required to  determine  the controversy  or to take any  action  regarding  it,  except to  comply  with any arbitration  decision,  order or award as provided herein.  The Escrow Agent may hold all documents  and the Escrow Fund and may wait for  settlement of any such controversy  by final  appropriate  legal  proceedings or other means as, in the
Escrow Agent's discretion, the Escrow Agent may be required to wait for, despite what may be set forth  elsewhere in this  Agreement.  In such event,  the Escrow
Agent will not be liable for any damages.  Furthermore,  the Escrow Agent may at its option,  file an action of interpleader  requiring the parties to answer and litigate any claims and rights among themselves.  The Escrow Agent is authorized to deposit with the clerk of the court all  documents  and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the
Escrow  Agent due to the  interpleader  action  shall be paid by the Fund.  Upon initiating  such action and  depositing  with the court all funds and documents, the  Escrow  Agent  shall  be  fully  released  and  discharged  of and from all obligations  and liability  imposed by the terms of this  Agreement,  except for failure of the Escrow Agent to perform in accordance  with this Agreement  prior to such initiation.

          (g) The Fund and its  successors and assigns agree that they shall pay the entire cost to indemnify and hold the Escrow Agent harmless  against any and all  losses  incurred  by the  Escrow  Agent in  connection  with the good faith performance  by the  Escrow  Agent  of the  Escrow  Agent's  duties  under  this
Agreement, including any litigation arising from this Agreement or involving its subject matter.

                                      -4-

          (h) The  Escrow  Agent may  resign  at any time  upon  giving at least thirty (30) days' written notice to the parties; provided, however, that no such resignation  shall become  effective until the appointment of a successor Escrow
Agent which shall be accomplished as follows: the Fund and the Advisor shall use their  commercially  reasonable  efforts to mutually agree on a successor Escrow
Agent within thirty (30) days after  receiving such notice.  If the parties fail to agree upon a successor  Escrow Agent within such time, the Escrow Agent shall have  the  right to apply to a court of  competent  jurisdiction  to  appoint  a successor Escrow Agent. The successor escrow agent shall be a bank with combined capital and surplus of not less than  $100,000,000.  The successor  Escrow Agent shall execute and deliver an instrument accepting such appointment and it shall, without  further  acts,  be vested  with all the  estates,  properties,  rights, powers,  and duties of the  predecessor  Escrow Agent as if originally  named as escrow agent.  The Escrow Agent shall then be discharged from any further duties under this Agreement.

          (i)  All  fees of the  Escrow  Agent  for  performance  of its  duties hereunder  shall be paid and expenses  reimbursed by the Fund. In the event that the  conditions of this Agreement are not promptly  fulfilled,  or if the Escrow
Agent renders any service not provided for in this Agreement,  or if the parties request a substantial  modification of its terms, or if any controversy  arises, or if the  Escrow  Agent is made a party to, or  intervenes  in,  any  action or proceeding  pertaining  to this escrow or its subject  matter,  the Escrow Agent shall be reasonably  compensated for such extraordinary  services and reimbursed for all costs,  attorney's fees, and expenses occasioned by such default, delay, controversy,  action or  proceeding.  The Fund  agrees  to pay  these  sums upon demand.

          (j) As compensation for its services hereunder,  Escrow Agent shall be paid in  accordance  with the fee  schedule set forth as Exhibit A. Such amounts shall be paid by the Fund.

     5.   Non-Waiver.  The Advisor does not, by agreeing herein that any Fee may be deposited into the Escrow Fund, concede that such deposit was required by the terms of the Advisory Agreement.  The Advisor reserves the right to maintain, in any later action or proceeding  concerning the Escrow Fund, that the Advisor was entitled to receive  payment of such Fee  directly,  without  deposit of any Fee into the Escrow Fund.

     6.   Tax  Reporting  Matters.  The Fund agrees to use  diligent  efforts to provide  the Escrow  Agent with tax  identification  numbers and other forms and
documents  that  the  Escrow  Agent  may  reasonably   request  ("Tax  Reporting
Documentation")  within  thirty  (30) days after the date  hereof.  The  parties hereto understand that, if such Tax Reporting  Documentation is not so certified to the Escrow  Agent,  the Escrow Agent may be required by the Internal  Revenue
Code,  as it may be  amended  from time to time,  to  withhold  a portion of the
Escrow Fund or any interest or other income  earned on the  investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

     7.   Investment of Escrow Fund;  Tax Reporting and Payment of Income.  Cash
received and required to be held by the Escrow Agent,  if any, shall be invested by the Escrow Agent in a U.S.  Treasury  money market fund or account and income earned thereon shall be allocated for tax reporting and withholding  purposes to the  Advisor,  and any income  earned  thereon  shall be

                                      -5-

paid to the Advisor on January 2 of each year and on the Termination Date.

     8.   Payment by the Fund to the  Advisor.  Any deposit by the Fund with the
Escrow Agent into the Escrow Fund pursuant to Section 1 of this  Agreement  will not relieve the Fund of its  obligations to pay the Advisor  pursuant to Section
5.2(c)(ii) of the Advisory Agreement. Those payment obligations of the Fund will only be fulfilled when and to the extent that the Advisor receives disbursements either from the Escrow Fund pursuant to Section 2 of this  Agreement or from the
Fund directly pursuant to Section 5.2(c)(ii) of the Advisory Agreement.

     9.   Miscellaneous.

          (a) All notices and other communications hereunder shall be in writing and shall be deemed  given to a party (i) one business  day after  delivery,  if delivered  personally or by commercial  delivery  service to such party, or (ii)
after three  business days from the date mailed by registered or certified  mail
(return  receipt  requested)  or (iii)  one  business  day  after  dispatch  via facsimile (with  confirmation of receipt) to such party at the following address
(or at such other address for a party as shall be specified by like notice):

                           To the Fund:

                           MorAmerica Capital Corporation
                           c/o: David R. Schroder
                           Suite 800
                           101 Second Street S.E.
                           Cedar Rapids, IA 52401
                           Facsimile: (319) 363-9683

                           With a copy to:

                           Michael W. Dunn
                           Chairman of the Audit Committee of the Fund
                           c/o F&M Bank
                           4000 First Avenue NE
                           Cedar Rapids, IA  52402
                           Facsimile:  319-366-4901

                           To the Advisor:

                           InvestAmerica Investment Advisors, Inc.
                           Attn: Robert A. Comey
                           Suite 800
                           101 Second Street S.E.
                           Cedar Rapids, IA 52401
                           Facsimile: (319) 363-9683

                                      -6-

                           To the Escrow Agent:

                           U.S. Bank, N.A.
                           222 2nd Avenue SE
                           Cedar Rapids, IA 52401

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.  Any notice  addressed to the Escrow Agent shall be effective only upon receipt.  If any Certificate,  objection thereto or other  notice or document of any kind is required to be  delivered to the Escrow
Agent and any other  person,  the Escrow Agent may assume  without  inquiry that such  Certificate or other document was received by such other person on the day on which it was received by the Escrow Agent.

          (b) The captions in this Agreement are for convenience  only and shall not be considered a part of or affect the construction or  interpretation of any provision of this Agreement.

          (c) This Agreement may be executed in any number of counterparts, each of which when so executed shall  constitute an original copy hereof,  but all of which together shall constitute one agreement.

          (d) This  Agreement  shall be governed by and  construed in accordance with  the laws of the  state  of Iowa as  applied  to  contracts  made and to be performed entirely within the state of Iowa, without regard for choice of law or conflicts  of laws  principles.  The parties to this  Agreement  hereby agree to submit  to  personal  jurisdiction  in the  State  of Iowa for the  purposes  of disputes arising hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      -7-

                       SIGNATURE PAGE FOR ESCROW AGREEMENT

         IN WITNESS WHEREOF,  each of the parties has executed this Agreement as of the date first above written.

ESCROW AGENT:                          THE FUND:
U.S. Bank, N.A.                        MORAMERICA CAPITAL CORPORATION

By:                                    By:
   --------------------------------       --------------------------------
   Name:                                  Name:  David R. Schroder
        ---------------------------       Title: President
   Title:
         --------------------------

                                       THE ADVISOR:
                                       INVESTAMERICA INVESTMENT ADVISORS, INC.

                                       By:
                                          --------------------------------
                                          Name:  Robert A. Comey
                                          Title:  Executive Vice President

                                      -8-

                                    ANNEX A

                               Advisory Agreement

                                     ANNEX B

                      Form of Advisor's Release Certificate

                                     [Date]

[Escrow Agent]
[Escrow Agent address]

Ladies and Gentlemen:

         On behalf of InvestAmerica  Investment  Advisors,  Inc. (the "Advisor")
and pursuant to Section 2(a) of the Escrow  Agreement  dated ____,  2005 between
[Escrow Agent], MorAmerica Capital Corporation (the "Fund") and the Advisor (the
"Escrow  Agreement"),  we request that you disburse to the Advisor  $______ from the Escrow Fund (as defined in the Escrow Agreement) (the "Funds").  As required by the  Escrow  Agreement,  please  see below the  signature  of the  Authorized
Officer of the Fund,  which  signature  certifies to Escrow Agent that the Funds may be  disbursed  to the Advisor  because  either:  (i) the Funds are no longer restricted under Section  5.2(c)(ii) of the Investment  Advisory Agreement dated
July 21, 2005 between the Advisor and the Fund (the  "Advisory  Agreement"),  or
(ii) the  Advisory  Agreement  has been  terminated.  Further as required by the
Escrow Agreement, please see below the signature of an authorized representative of the United States Small Business  Administration (the "SBA"), which signature certifies to Escrow Agent that the SBA approves of  disbursement of the Funds to the Advisor.

                                     Sincerely,

                                     INVESTAMERICA INVESTMENT
                                     ADVISORS, INC.

                                     By:  __________________________
                                             Name: ____________________
                                             Title: _____________________
                                             Date: _____________________

ACKNOWLEDGED:                        ACKNOWLEDGED:
MORAMERICA CAPITAL CORPORATION       UNITED STATES SMALL BUSINESS ADMINISTRATION

By: ________________________           By: _________________________
     Name: David R. Schroder            Name: ___________________
     Title: President                   Title: ____________________
     Date: __________________           Date: ____________________

                                     ANNEX C

                         Form of SBA Release Certificate

                                     [Date]

[Escrow Agent]
[Escrow Agent address]

Ladies and Gentlemen:

         On behalf of MorAmerica  Capital  Corporation (the "Fund") and pursuant to Section 2(a) of the Escrow Agreement dated ____, 2005 between [Escrow Agent],
InvestAmerica  Investment  Advisors,  Inc.  (the  "Advisor")  and the Fund  (the
"Escrow  Agreement"),  we request that you  disburse to the United  States Small
Business  Administration (the "SBA") $______ from the Escrow Fund (as defined in the Escrow  Agreement) (the "Funds").  As required by the Escrow  Agreement,  my signature  below on behalf  of the Fund  indicates  that  under the terms of the
Incentive  Fee  Subordination  Agreement  between the Fund and the Advisor  (the
"Subordination  Agreement"),  the Funds  may be  disbursed  to the SBA.  Also as required by the Escrow  Agreement,  the signature below of the Advisor indicates the Advisor's  acknowledgment that the SBA has required disbursement of the Fund to the  SBA  under  the  terms  of the  Subordination  Agreement.  Finally,  the signature  below on behalf of the SBA,  as  required  by the  Escrow  Agreement, confirms the SBA's  requirement that the Funds be disbursed to the SBA under the terms of the Subordination Agreement.

                                                    Sincerely,

                                                    MORAMERICA CAPITAL
                                                    CORPORATION

                                                    By: ________________________
                                                          Name:  _______________
                                                          Title: _______________
                                                          Date: ________________

ACKNOWLEDGED:                                       ACKNOWLEDGED:
INVESTAMERICA INVESTMENT ADVISORS, INC.             UNITED STATES SMALL BUSINESS
                                                    ADMINISTRATION

By: ________________________                        By: ________________________
     Name: Robert A. Comey                                Name: ________________
     Title: Executive Vice President                      Title: _______________
     Date: __________________                             Date: ________________

                                     ANNEX D

                           Form of Release Certificate

                                     [Date]

[Escrow Agent]
[Escrow Agent address]

Ladies and Gentlemen:

         On behalf of InvestAmerica  Investment  Advisors,  Inc. (the "Advisor")
and pursuant to Section 2(b) of the Escrow  Agreement  dated ____,  2005 between
[Escrow Agent], MorAmerica Capital Corporation (the "Fund") and the Advisor (the
"Escrow  Agreement"),  we request that you disburse to the Advisor  $______ from the Escrow Fund (as defined in the Escrow Agreement) (the "Funds").  As required by the  Escrow  Agreement,  please  see below the  signature  of the  Authorized
Officer of the Fund,  which  signature  certifies to Escrow Agent that the Funds may be  disbursed  to the Advisor  because  either:  (i) the Funds are no longer restricted under Section  5.2(c)(ii) of the Investment  Advisory Agreement dated
July 21, 2005 between the Advisor and the Fund (the  "Advisory  Agreement"),  or
(ii) the Advisory Agreement has been terminated.  Additionally, the execution of this  Certificate by the Advisor  confirms that the Incentive Fee  Subordination
Agreement between the Fund and the Advisor has been terminated.

                                       Sincerely,

                                       INVESTAMERICA INVESTMENT
                                       ADVISORS, INC.

                                       By:  _____________________________
                                               Name: ____________________
                                               Title:____________________
                                               Date: ____________________

ACKNOWLEDGED:
MORAMERICA CAPITAL CORPORATION

By: ________________________
     Name: David R. Schroder
     Title: President
     Date: __________________

                                    EXHIBIT A

                          Schedule of Escrow Agent Fees